UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2012

PERNIX THERAPEUTICS HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive, The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

(832) 934-1825
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Information concerning the Company’s results of operations, earnings and financial condition contained in the press release and investor presentation, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, are incorporated in this Item 2.02 by reference.

Item 8.01  Other Events

On March 7, 2012, Cooper C. Collins, President and Chief Executive Officer of the Company, will be presenting certain information concerning the Company in a slide presentation to investors and analysts at the Cowen and Company 32nd Annual Health Care Conference.

Also, on March 7, 2012, the Company issued a press release providing a business update and announcing the Company’s entry into a new product development agreement.  The press release also announced Mr. Collins’ scheduled presentation at the Cowen and Company 32nd Annual Health Care Conference.

Copies of the press release and the slide presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release by Pernix Therapeutics Holdings, Inc., dated March 7, 2012, providing a business update and announcing entry into a new product development agreement.

99.2	Slide presentation, dated March 7, 2012, from the Cowen and Company 32nd Annual Health Care Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ David Becker
Name: David Becker
Title: Chief Financial Officer
Dated: March 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by Pernix Therapeutics Holdings, Inc., dated March 7, 2012, providing a business update and announcing entry into a product development agreement.

99.2	Slide presentation, dated March 7, 2012, from the Cowen and Company 32nd Annual Health Care Conference.